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                         AMENDED AND RESTATED BYLAWS OF
                              CERIDIAN CORPORATION
                             A DELAWARE CORPORATION

                         (Effective: December 29, 2000)



         WHEREAS, the original name of the Corporation was New Ceridian Corporation;

         WHEREAS, in connection with the filing of the Corporation's Amended and Restated Certificate of Incorporation, the Board of Directors amended the bylaws of the Corporation, as adopted by the sole incorporator on August 8, 2000, in their entirety in accordance with Article IX of said bylaws; and

         WHEREAS, the text of the bylaws of the Corporation has been amended and restated to read in its entirety as follows:

                                    ARTICLE I
                                     OFFICES

         The registered office of Ceridian Corporation (the "Corporation") in the State of Delaware shall be located in the City of Wilmington, County of New Castle. The executive offices of the Corporation shall be located in the City of Minneapolis, State of Minnesota. The Corporation may have such other offices, either within or without the States of Delaware and Minnesota, as the Board of Directors may designate or as the business of the Corporation may require from time to time.

                                   ARTICLE II
                                  STOCKHOLDERS

         SECTION 1. ANNUAL MEETING. An annual meeting of the stockholders shall be held for the purpose of electing directors at such date, time and place, either inside or outside of the State of Delaware, as may be designated by the Board of Directors from time to time. Any other proper business may be transacted at the annual meeting.

         SECTION 2. SPECIAL MEETINGS. Unless otherwise prescribed by law or by the certificate of incorporation of the Corporation, as amended and restated from time to time (the "Certificate of Incorporation"), special meetings of stockholders for any purpose or purposes may be called at any time by the Chairman, by the Board of Directors, or by a committee of the Board of Directors that has been duly designated by the Board of Directors and whose powers


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and authority, as expressly provided in a resolution of the Board of Directors, include the power to call such meetings, but such special meetings may not be called by any other person or persons.

         SECTION 3. PLACE OF MEETING. Meetings of stockholders shall be held at such place as may be designated by the person or persons calling the meeting. If no designation is so made, meetings of stockholders shall be held at the executive offices of the Corporation in Minnesota.

         SECTION 4. NOTICE OF MEETING. Written notice stating the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at the address that appears on the records of the Corporation.

         SECTION 5. RECORD DATE. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which record date: (1) in the case of determination of stockholders entitled to vote at any meeting of stockholders or adjournment thereof, shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting; and (2) in the case of any other action, shall not be more than sixty (60) days prior to such other action. If no record date is fixed: (1) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and (2) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; PROVIDED, HOWEVER, that the Board of Directors may fix a new record date for the adjourned meeting.

         SECTION 6. VOTING LISTS. The officer or agent having charge of the stock transfer records for shares of the Corporation shall compile, at least ten
(10) days before each meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each. This list, for a period of ten (10) days prior to such meeting, shall be kept on file


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either at a place within the city where the meeting is to be held which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held. Such list shall be subject to inspection by any stockholder for any purpose germane to the meeting at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder during the whole time of the meeting.

         SECTION 7. STOCK LEDGER. The stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by Section 6 of this Article II or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

         SECTION 8. QUORUM. A majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at any meeting of stockholders. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice, except that no meeting shall be adjourned for more than thirty days without further written notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

         SECTION 9. REQUIRED VOTE. At all meetings of stockholders for the election of directors, a plurality of the votes of shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors shall be sufficient to elect. All other elections and questions shall, unless otherwise provided by express provision of the Delaware General Corporation Law, the Certificate of Incorporation or these bylaws, be decided by the affirmative vote of a majority of the shares of stock present in person or represented by proxy at the meeting and entitled to vote on the subject matter in question.

         SECTION 10. PROXIES. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act on the stockholder's behalf by proxy, and such authority may be granted by any means authorized or permitted by express provisions of the Delaware General Corporation Law. No such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

         SECTION 11. VOTING OF SHARES. Except as set forth in the Certificate of Incorporation, each outstanding share entitled to vote shall be entitled to one vote (which shall not be divisible) upon each matter submitted to a vote at a meeting of stockholders.


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         SECTION 12. BUSINESS TO BE CONDUCTED. (A) At any annual meeting of stockholders, only such business shall be conducted, and only such proposals shall be acted on, as are properly brought before the meeting. In order for business to be properly brought before the meeting, the business must be either (1) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (2) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (3) otherwise properly brought before the meeting by a stockholder. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than sixty (60) days nor more than ninety
(90) days prior to the first anniversary of the date on which the Corporation first mailed its proxy materials for the prior year's annual meeting of stockholders; PROVIDED, HOWEVER, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or the anniversary date of the immediately preceding annual meeting of stockholders, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs. To be in proper written form, a stockholder's notice to the Secretary must set forth as to each matter such stockholder proposes to bring before the annual meeting (1) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (2) the name and record address of such stockholder, (3) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder, (4) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business and (5) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

                  (B) Notwithstanding anything in these bylaws to the contrary, no business shall be conducted at the annual meeting except in accordance with the procedures set forth in this Section 12 of Article II, PROVIDED, HOWEVER, that nothing in this Section 12 of Article II shall be deemed to preclude discussion by any stockholder of any business properly brought before the annual meeting.

                  (C) The chairman of the annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 12 of Article II, and if the chairman should so determine, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.


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                  (D) At any special meeting of the stockholders, only such
business shall be conducted as shall have been brought before the meeting by or at the direction of the Board of Directors.

         SECTION 13. STOCKHOLDER NOMINATION OF DIRECTORS. Not less than sixty
(60) days nor more than ninety (90) days prior to the first anniversary of the date on which the Corporation first mailed its proxy materials for the prior year's annual meeting of stockholders, any stockholder who intends to make a nomination at the annual meeting shall deliver a notice to the Secretary of the Corporation setting forth (A) as to each nominee whom the stockholder proposes to nominate for election or reelection as a director,
(1) the name, age, business address and residence address of the nominee, (2) the principal occupation or employment of the nominee, (3) the class and number of shares of capital stock of the Corporation which are beneficially owned by the nominee and (4) any other information concerning the nominee that would be required, under the rules of the Securities and Exchange Commission, in a proxy statement soliciting proxies of the election of such nominee; and (B) as to the stockholder giving the notice, (1) the name and record address of the stockholder, (2) the class and number of shares of capital stock of the Corporation which are beneficially owned by the stockholder (3) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (4) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (5) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; PROVIDED, HOWEVER, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after the anniversary date of the immediately preceding annual meeting of stockholders, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs. Such notice shall include a signed consent to serve as a director of the Corporation, if elected, of each such nominee. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director of the Corporation.

         SECTION 14. INSPECTORS OF ELECTION. In advance of any meeting of stockholders, the Board of Directors by resolution or the Chairman or President shall appoint one or more inspectors of election to act at the meeting and make a written report thereof. One or more other persons may be designated as alternate inspectors to replace any inspector who fails


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to act. If no inspector or alternate is present, ready and willing to act at a meeting of stockholders, the Chairman of the meeting shall appoint one or more inspectors to act at the meeting. Unless otherwise required by law, inspectors may be officers, employees or agents of the Corporation. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector shall have the duties prescribed by law and shall take charge of the polls and, when the vote is completed, shall make a certificate of the result of the vote taken and of such other facts as may be required by law.

                                   ARTICLE III
                               BOARD OF DIRECTORS

         SECTION 1. GENERAL POWERS. The affairs, property and business of the Corporation shall be managed by or under the direction of the Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these bylaws required to be exercised or done by the stockholders.

         SECTION 2. NUMBER, TENURE AND QUALIFICATIONS. The Board of Directors shall initially consist of nine members, which number may be changed from time to time by resolution adopted by the Board of Directors, in accordance with the provisions of the Certificate of Incorporation. Except as provided in Section 9 of this Article III, directors shall be elected by the stockholders at the annual meetings of stockholders, and each director so elected shall hold office until such director's successor is duly elected and qualified, or until such director's death, or until such director's earlier resignation or removal. Directors need not be residents of the State of Delaware or stockholders of the Corporation.

         SECTION 3. NOMINATION OF DIRECTORS. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation, except as may be otherwise provided in the Certificate of Incorporation with respect to the right of holders of preferred stock of the Corporation to nominate and elect a specified number of directors in certain circumstances. Nominations of persons for election to the Board of Directors may be made at any annual meeting of stockholders, or at any special meeting of stockholders called for the purpose of electing directors, (A) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (B) by any stockholder of the Corporation (1) who is a stockholder of record on the date of the giving of the notice provided for in Section 13 of
Article II and on the record date for the determination of stockholders entitled to vote at such meeting and (2) who complies with the notice procedures set forth in Section 13 of Article II hereof.


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         SECTION 4. REGULAR MEETINGS. Regular meetings of the Board of Directors may be held at such places inside or outside the State of Delaware and at such times as the Board of Directors may from time to time determine by resolution, and if so determined notices thereof need not be given.

         SECTION 5. SPECIAL MEETINGS. Special meetings of the Board of Directors may be held at any time or place inside or outside the State of Delaware whenever called by or at the request of the Chairman or any two directors. The person or persons who call or request a special meeting of the Board of Directors may fix the time and place for holding such special meeting.

         SECTION 6. NOTICE. Notice of regular and special meetings of the Board of Directors or any committee thereof shall be delivered to each director either
(1) by mail at their respective business addresses not less than forty-eight
(48) hours prior to the date of the meeting, (2) by written notice delivered personally at their respective business addresses, telecopy, facsimile or electronic mail not less than twenty-four (24) hours prior to the date of the meeting or (3) on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances. If mailed, such notice shall be deemed to be delivered on the third business day after it is deposited in the United States mail so addressed, with postage thereon prepaid. If notice be given by telecopy, facsimile or electronic mail, such notice shall be deemed to be delivered upon transmission by sender to the addressee's telecopier, facsimile machine or computer. Any director may waive notice of any meeting.

         The attendance of a director at a meeting, in person or by telephone as provided by law, shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

         SECTION 7. QUORUM. Except as may be otherwise required by law, the Certificate of Incorporation or these bylaws, at all meetings of the Board of Directors, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting of the time and place of the adjourned meeting, until a quorum shall be present. As used these bylaws generally, the term "entire Board of Directors" means the total number of directors which the Corporation would have if there were no vacancies.


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         SECTION 8. ACTIONS BY DIRECTORS IN LIEU OF MEETING. Unless otherwise provided by the Certificate of Incorporation or these bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all the members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

         SECTION 9. VACANCIES. The filling of any vacancy on the Board of Directors that results from an increase in the number of directors shall be governed by the Certificate of Incorporation. Whenever the holders of any one or more class or classes or series of preferred stock of the Corporation shall have the right, voting separately as a class, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall also be governed by the Certificate of Incorporation.

         SECTION 10. RESIGNATIONS AND REMOVALS OF DIRECTORS. Any director of the Corporation may resign at any time, by giving written notice to the Chairman of the Board of Directors, the President or the Secretary of the Corporation. Such resignation shall take effect at the time therein specified or, if no time is specified, immediately; and, unless otherwise specified in such notice, the acceptance of such resignation shall not be necessary to make it effective. Except as otherwise required by law and subject to the rights, if any, of the holders of shares of preferred stock then outstanding, any director or the entire Board of Directors may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least a majority in voting power of the issued and outstanding capital stock of the Corporation entitled to vote in the election of directors.

         SECTION 11. COMPENSATION. The compensation of directors shall be fixed by resolution of the Board of Directors. Such resolution shall not preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

         SECTION 12. PRESUMPTION OF ASSENT. A director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his or her dissent shall be entered in the minutes of the meeting or unless he or she shall file a written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

         SECTION 13. CHAIRMAN OF THE BOARD OF DIRECTORS. The Board of Directors may, in its discretion, elect a Chairman, who shall perform such duties as may be assigned by the Board of Directors from time to time, and shall, when present, preside at all


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meetings of the stockholders and of the Board of Directors. The Chairman shall serve in such capacity at the pleasure of the Board of Directors or until his or her earlier resignation or death.

         SECTION 14. INTERESTED DIRECTORS. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because such person's or their votes are counted for such purpose if (1) the material facts as to such person's or their relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (2) the material facts as to such person's or their relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (3) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

         SECTION 15. COMMITTEES. The Board of Directors may, by resolution passed by a majority of the entire Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee. Unless otherwise provided by the Board of Directors, a majority of the members of each committee shall constitute a quorum for the transaction of business and the act of a majority of the members present at any meeting at which there is a quorum shall be the act of the committee. In the absence or disqualification of a member of a committee, and in the absence of a designation by the Board of Directors of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any absent or disqualified member. Any committee, to the extent permitted by law and provided in the resolution establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation. Each committee shall keep regular minutes and report to the Board of Directors when required.


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         SECTION 16. EXECUTIVE COMMITTEE. (A) The Board of Directors shall elect an Executive Committee, to serve at the pleasure of the Board of Directors. The Executive Committee shall consist of three members of the Board of Directors.
The Chairman of the Board of Directors and two non-management directors shall be members of the Executive Committee. The Chairman of the Board of Directors shall be chairman of such committee. Vacancies in the Executive Committee shall be filled by the Board of Directors.

                  (B) Two members of the Executive Committee shall be necessary to constitute a quorum, and in every case the affirmative vote of two members shall be necessary for the taking of any action.

                  (C) During intervals between meetings of the Board of Directors, the Executive Committee shall possess and may exercise the powers of the Board of Directors as specifically set forth herein and such other powers as may from time to time be lawfully delegated to the Executive Committee by the Board of Directors, including:

                           (1) The power to authorize the issuance of capital
                  stock of the Company and transactions involving the acquisition or disposition of businesses or other assets of the Company, provided that the Executive Committee shall not have the power to authorize the issuance of capital stock or such transactions which involve consideration of more than $25 million; and

                           (2) The power to authorize the approval and adoption
                  of any certificate of ownership and merger on behalf of the Company pursuant to Section 253 of the Delaware General Corporation Law.

                  (D) All actions of the Executive Committee shall be reported to the Board of Directors at its meeting next succeeding such action, and shall be subject to revision and alteration by the Board, provided that no rights of third parties shall be affected by such revision or alteration.

                  (E) The Executive Committee shall fix its own rules of procedure. It shall meet as provided by such rules, by resolution of the Board of Directors, or when called by or at the request of any member of the Executive Committee.

                                   ARTICLE IV
                                    OFFICERS

         SECTION 1. NUMBER. The officers of the corporation shall be a Chief Executive Officer, a President, and one or more Vice Presidents (the number and types thereof to be determined by the Board of Directors), a Secretary and a Treasurer, each of whom shall be


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elected by the Board of Directors. The Board of Directors or the Chief Executive
Officer may also elect or appoint such other officers as it may deem necessary or desirable. Any person may hold more than one office at one time.

         SECTION 2. ELECTION AND TERM OF OFFICE. The officers of the Corporation shall be elected at such times as the Board of Directors shall determine and shall hold office at the pleasure of the Board of Directors or until their earlier death or resignation. Removal of an officer by the Board of Directors shall be without prejudice to his or her contract rights, if any.

         SECTION 3. CHIEF EXECUTIVE OFFICER. The Chief Executive Officer, subject to the provisions of these bylaws and to the direction of the Board of Directors, shall have ultimate authority for decisions relating to the general management and control of the business and affairs of the Corporation. The Chief Executive Officer shall perform such other duties as may be assigned by the Board of Directors from time to time and shall, in the absence of the Chairman of the Board of Directors, preside at all meetings of the stockholders and of the Board of Directors.

         SECTION 4. PRESIDENT. The President shall be the chief operating officer and, subject to the provisions of these bylaws and to the direction of the Board of Directors and the Chief Executive Officer, shall have such powers and shall perform such duties as may be assigned by the Board of Directors or by the Chief Executive Officer from time to time.

         SECTION 5. THE VICE PRESIDENTS. Each Vice President shall have such powers and shall perform such duties as may be assigned to the Vice President by the Board of Directors or by the Chief Executive Officer from time to time.

         SECTION 6. THE SECRETARY AND ASSISTANT OR DEPUTY SECRETARIES. The Secretary shall keep the minutes of the stockholders' and Board of Directors' meetings; see that all notices are duly given in accordance with the provisions of law and of these bylaws; be custodian of the corporate records and of the seal of the Corporation; keep or cause to be kept a register of the mailing address of each stockholder; have general charge of the stock transfer records of the Corporation; and in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to the Secretary by the Board of Directors or by the Chief Executive Officer.

         An Assistant or Deputy Secretary shall have such powers and shall perform such duties as may be assigned by the Board of Directors, the Chief Executive Officer or the Secretary from time to time.

         SECTION 7. THE TREASURER AND ASSISTANT TREASURERS. The Treasurer shall have charge and custody of and be responsible for all funds and securities of the


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Corporation; receive and give receipts for monies due and payable to the
Corporation from any source whatsoever; deposit all such monies in the name of the Corporation for safekeeping in appropriate banks, trust companies or other depositories; and in general perform all of the duties incident to the office of the Treasurer and such other duties as from time to time may be assigned by the Board of Directors or by the Chief Executive Officer.

         An Assistant Treasurer shall have such powers and shall perform such duties as may be assigned by the Board of Directors, the Chief Executive Officer or the Treasurer from time to time.

                                    ARTICLE V
                                    INDEMNITY

         SECTION 1. POWER TO INDEMNIFY IN ACTIONS, SUITS OR PROCEEDINGS OTHER THAN THOSE BY OR IN THE RIGHT OF THE CORPORATION. Subject to Section 3 of this
Article V, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director or officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, such person had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of NOLO CONTENDERE or its equivalent, shall not, of itself, create a presumption that such person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

         SECTION 2. POWER TO INDEMNIFY IN ACTIONS, SUITS OR PROCEEDINGS BY OR IN THE RIGHT OF THE CORPORATION. Subject to Section 3 of this Article V, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of


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

another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         SECTION 3. AUTHORIZATION OF INDEMNIFICATION. Any indemnification under this Article V (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 1 or Section 2 of this Article V, as the case may be. Such determination shall be made (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (ii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iii) by the stockholders. To the extent, however, that a director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith, without the necessity of authorization in the specific case.

         SECTION 4. GOOD FAITH DEFINED. For purposes of any determination under
Section 3 of this Article V, a person shall be deemed to have acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe his or her conduct was unlawful, if such person's action is based on the records or books of account of the Corporation or another enterprise, or on information supplied to such person by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The term "another enterprise" as used in this Section 4 shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the Corporation as a director, officer, employee or agent. The provisions of this Section 4 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Section 1 or 2 of this Article V, as the case may be.


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

         SECTION 5. INDEMNIFICATION BY A COURT. Notwithstanding any contrary determination in the specific case under Section 3 of this Article V, and notwithstanding the absence of any determination thereunder, any director or officer may apply to the Court of Chancery of the State of Delaware or any other court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under Sections 1 and 2 of this Article V. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director or officer is proper in the circumstances because such person has met the applicable standards of conduct set forth in
Section 1 or 2 of this Article V, as the case may be. Neither a contrary determination in the specific case under Section 3 of this Article V nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the director or officer seeking indemnification has not met any applicable standard of conduct. Notice of any application for indemnification pursuant to this Section 5 shall be given to the Corporation promptly upon the filing of such application. If successful, in whole or in part, the director or officer seeking indemnification shall also be entitled to be paid the expense of prosecuting such application.

         SECTION 6. EXPENSES PAYABLE IN ADVANCE. Expenses incurred by a director or officer in defending or investigating a threatened or pending action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article V.

         SECTION 7. NONEXCLUSIVITY OF INDEMNIFICATION AND ADVANCEMENT OF EXPENSES. The indemnification and advancement of expenses provided by or granted pursuant to this Article V shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Certificate of Incorporation or any By-Law, agreement, contract, vote of stockholders or disinterested directors or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of the persons specified in Section 1 and Section 2 of this
Article V shall be made to the fullest extent permitted by law. The provisions of this Article V shall not be deemed to preclude the indemnification of any person who is not specified in Section 1 or Section 2 of this Article V but whom the Corporation has the power or obligation to indemnify under the provisions of the Delaware General Corporation Law, or otherwise.

         SECTION 8. INSURANCE. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan


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

or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this Article V.

         SECTION 9. CERTAIN DEFINITIONS. For purposes of this Article V, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors or officers, so that any person who is or was a director or officer of such constituent corporation, or is or was a director or officer of such constituent corporation serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall stand in the same position under the provisions of this Article V with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued. For purposes of this Article V, references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article V.

         SECTION 10. SURVIVAL OF INDEMNIFICATION AND ADVANCEMENT OF EXPENSES. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article V shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

         SECTION 11. LIMITATION ON INDEMNIFICATION. Notwithstanding anything contained in this Article V to the contrary, except for proceedings to enforce rights to indemnification (which shall be governed by Section 5 hereof), the Corporation shall not be obligated to indemnify any director or officer (or his or her heirs, executors or personal or legal representatives) or advance expenses in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors of the Corporation.

         SECTION 12. INDEMNIFICATION OF EMPLOYEES AND AGENTS. The Corporation may, to the extent authorized from time to time by the Board of Directors, provide


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

rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article V to directors and officers of the Corporation.

                                   ARTICLE VI
                           INDEMNIFICATION AGREEMENTS

         The Corporation shall have the express authority to enter into such agreements as the Board of Directors deems appropriate for the indemnification of present or future directors and officers of the Corporation in connection with their service to, or status with, the Corporation or any other corporation, entity or enterprise with whom such person is serving at the express written request of the Corporation.

                                   ARTICLE VII
                   CERTIFICATES FOR SHARES AND THEIR TRANSFER

         SECTION 1. CERTIFICATES FOR SHARES. Such certificates shall be signed by the Chairman or President and by the Treasurer or Secretary or by any other officers determined by the Board of Directors in accordance with law.

         SECTION 2. TRANSFER OF SHARES. Where shares of the Corporation are presented to the Corporation with a request to register transfer, the Corporation shall register the transfer as requested if the certificate representing such shares is endorsed by the appropriate person or persons, reasonable assurance is given that those endorsements are genuine, the Corporation has no duty to inquire into adverse claims or has discharged that duty, applicable law relating to the collection of taxes has been complied with, and the transfer is in fact rightful or is to a bona fide purchaser.

                                  ARTICLE VIII
                                   FISCAL YEAR

         The fiscal year of the Corporation shall begin on the first day of January and end on the thirty-first day of December, next succeeding.

                                   ARTICLE IX
                                    DIVIDENDS

         The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and the Certificate of Incorporation.


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

                                    ARTICLE X
                                      SEAL

         The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Delaware". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                                   ARTICLE XI
                                WAIVER OF NOTICE

         Whenever any notice is required to be given to any stockholder or director of the Corporation under the provisions of these bylaws or under the provisions of the Certificate of Incorporation, or under the provisions of the Delaware General Corporation Law, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

                                   ARTICLE XII
                                    AMENDMENT

         These bylaws may be altered, amended or repealed, in whole or in part, or new bylaws may be adopted by the Board of Directors or by the stockholders as provided in the Certificate of Incorporation.

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